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                                                                      EXHIBIT 11

                    ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

                          CERTIFIED PUBLIC ACCOUNTANTS

                                 (410) 821-8000

                               FAX (410) 321-8359

Member:                                                             Heaver Plaza
American Institute of Certified Public Accountants                     Suite 200
      SEC Practice Section                                        1301 York Road
Maryland Association of Certified                    Lutherville, Maryland 21093
      Public Accountants

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the references made to us in this Initial Registration Statement of Impact Management Investment Trust on Form N-1A under the caption "Independent Auditors" included in the Prospectus.

                                /s/ Arthur F. Bell, Jr. and Associates, L.L.C. ARTHUR F. BELL, JR. AND ASSOCIATES, L.L.C. CERTIFIED PUBLIC ACCOUNTANTS

Lutherville, Maryland
February 18, 1997